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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______) and related Prospectus of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) for the registration of 9,289,990 shares of its common stock and to the incorporation by reference therein of our report dated May 4, 2001 (except as to notes 1, 2 and 11 thereof which are as of December 19, 2001), with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation and our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated December 19, 2001, included in Amendment No. 1 to its Annual Report (Form 10-K/A) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP


Vancouver, Canada
January 15, 2002



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